UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed	by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

BAKER HUGHES COMPANY

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 30, 2026

FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2026

On March 30, 2026, Baker Hughes Company (the “Company”) filed its Definitive Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was filed in connection with the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 19, 2026. This Supplement to the Proxy Statement (this “Supplement”), dated April 6, 2026, is being filed with the SEC and made available to shareholders to update the description of the voting standards for certain of the proposals being considered at the Annual Meeting.

The supplemental disclosure contained in this Supplement (the “Supplemental Disclosure”) does not change the proposals to be acted on at the Annual Meeting or the recommendation of the board of directors with respect to any proposals. Except as specifically amended and restated by the Supplemental Disclosure contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. Capitalized terms used in the Supplemental Disclosure and not otherwise defined herein have the meanings given to them in the Proxy Statement.

Revised Text of the Proxy Statement

On page 88 of the Proxy Statement, the second paragraph under the heading titled “Voting Securities” is hereby revised in its entirety to read as follows:

The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the election of each director nominee, and (ii) the affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on such matter is required for the approval of the advisory vote related to the Company’s executive compensation program, the approval of the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2026, the approval of the Baker Hughes Company 2026 Long-Term Incentive Plan, and the approval of the Second Amended and Restated Baker Hughes Company Employee Stock Purchase Plan. For the election of each director nominee, you may vote either For or Against a director nominee. Abstentions and broker non-votes will not be considered votes “FOR” or “AGAINST” a nominee and will have no effect on the outcome of the election of directors. Abstentions and broker non-votes, if applicable, have no effect on the approval of the advisory vote related to the Company’s executive compensation program, the approval of the ratification of KPMG LLP as the Company’s independent registered public accountant firm for the fiscal year 2026, the approval of the Baker Hughes Company 2026 Long-Term Incentive Plan, and the approval of the Second Amended and Restated Baker Hughes Company Employee Stock Purchase Plan.

Important Information

If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.